Exhibit 99.1

Sept. 15, 2026

ONEOK Announces Early Results of Cash Tender Offers

TULSA, Okla., Sept. 15, 2026 (GLOBE NEWSWIRE) — ONEOK, Inc. (NYSE: OKE) today announced the results to date of ONEOK, L.L.C.’s (“OpCo”) previously announced cash tender offers (the “Tender Offers”) to purchase up to an aggregate principal amount that will not result in an aggregate purchase price that exceeds $2 billion (subject to increase or decrease by OpCo, the “Aggregate Maximum Tender Amount”) of OpCo’s debt securities listed in the table below (the “Notes” and, each series, a “series of Notes”), subject to the order of priority as set forth in the table below under “Acceptance Priority Level,” upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 30, 2026 (the “Offer to Purchase”), in order to accept all of the Notes that were validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (as defined below). As a result of the reorganization transactions described in the Offer to Purchase, the Notes are fully and unconditionally guaranteed by ONEOK, as Parent Guarantor.

According to information received from D.F. King & Co., Inc., the Information and Tender Agent for the Tender Offers, as of 5:00 p.m., New York City time, on September 14, 2026 (the “Early Tender Deadline”), OpCo had received valid tenders from the registered holders (the “Holders”) of the Notes that were not validly withdrawn as set forth in the table below.

Acceptance Priority Level(1)	Title of Notes	Principal Amount Outstanding (in millions)	CUSIP Number	Reference U.S. Treasury Security	Fixed Spread (Basis Points)	Aggregate Principal Amount Tendered at Early Tender Deadline
1	3.950% Senior Notes due 2050	$797	682680CA9	5.000% UST due May 15, 2056	+ 100	$368,067,000
2	4.200% Senior Notes due 2047	$500	682680BY8	5.125% UST due August 15, 2046	+ 95	$197,563,000
3	4.500% Senior Notes due 2050	$271	682680BC6	5.000% UST due May 15, 2056	+ 105	$100,821,000
4	4.200% Senior Notes due 2045	$250	682680BW2	5.125% UST due August 15, 2046	+ 100	$63,789,000
5	4.250% Senior Notes due 2046	$500	682680BX0	5.125% UST due August 15, 2046	+ 95	$203,342,000
6	4.450% Senior Notes due 2049	$380	682680AZ6	5.125% UST due August 15, 2046	+ 100	$85,954,000
7	4.200% Senior Notes due 2042	$250	682680BU6	5.125% UST due August 15, 2046	+ 95	$25,679,000
8	4.850% Senior Notes due 2049	$500	682680BZ5	5.125% UST due August 15, 2046	+ 100	$195,395,000
9	4.950% Senior Notes due 2047	$407	682680AT0	5.125% UST due August 15, 2046	+ 100	$158,978,000
10	5.050% Senior Notes due 2045	$413	682680CY7	5.125% UST due August 15, 2046	+ 95	$166,881,000
11	5.200% Senior Notes due 2048	$753	682680AV5	5.125% UST due August 15, 2046	+ 95	$369,646,000
12	5.150% Senior Notes due 2043	$550	682680BV4	5.125% UST due August 15, 2046	+ 90	$149,698,000
13	5.450% Senior Notes due 2047	$448	682680DA8	5.125% UST due August 15, 2046	+ 100	$296,908,000
14	5.700% Senior Notes due 2054	$1,480	682680CF8	5.000% UST due May 15, 2056	+ 110	$862,308,000
15	5.850% Senior Notes due 2064	$722	682680CG6	5.000% UST due May 15, 2056	+ 120	$345,431,000
16	5.600% Senior Notes due 2044	$340	682680CW1	5.125% UST due August 15, 2046	+ 100	$165,176,000
17	3.100% Senior Notes due 2030	$780	682680BB8	4.375% UST due August 31, 2031	+ 35	$472,793,000
18	3.250% Senior Notes due 2030	$500	682680BS1	4.375% UST due August 31, 2031	+ 35	$210,140,000
19	3.400% Senior Notes due 2029	$714	682680AY9	4.250% UST due August 15, 2029	+ 30	$421,157,000
20	5.050% Senior Notes due 2034	$1,600	682680CE1	4.625% UST due August 15, 2036	+ 75	$1,042,539,000

(1)

Subject to the satisfaction or waiver of the conditions of the Tender Offers described in the Offer to Purchase, including the Aggregate Maximum Tender Amount and proration, the principal amount of each series of Notes accepted for purchase will be determined in accordance with the applicable Acceptance Priority Level specified in the table above (with 1 being the highest Acceptance Priority Level and 20 being the lowest Acceptance Priority Level). Notes tendered at or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes tendered after the Early Tender Deadline, regardless of the Acceptance Priority Level of such later-tendered Notes, as described in the Offer to Purchase under “Description of the Offers—Aggregate Maximum Tender Amount; Acceptance Priority Levels; Proration.”

The determination of the Early Tender Consideration (as defined in the Offer to Purchase) will occur at 9:00 a.m., New York City time, on September 15, 2026. The settlement date for the Notes that are validly tendered at or prior to the Early Tender Deadline is expected to be September 17, 2026.

Although the Tender Offers are scheduled to expire at 5:00 p.m., New York City time, on September 29, 2026, because the aggregate principal amount of all Notes validly tendered and not validly withdrawn by the Early Tender Deadline is equal to the Aggregate Maximum Tender Amount, OpCo does not expect to accept for purchase any tenders of Notes after the Early Tender Deadline. Any Notes tendered after the Early Tender Deadline will be promptly credited to the account of the Holders of such Notes maintained at the Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

Full details of the terms and conditions of the Tender Offers are described in the Offer to Purchase, which was sent by OpCo to Holders of the Notes. Holders of the Notes are encouraged to read the Offer to Purchase as it contains important information regarding the Tender Offers.

OpCo has retained Barclays Capital Inc. to serve as Dealer Manager for the Tender Offers. D.F. King & Co., Inc. has been retained to serve as the Information and Tender Agent for the Tender Offers. Questions regarding the Tender Offers may be directed to Barclays Capital Inc. at 745 Seventh Avenue, 5th Floor, New York, New York 10019, (800) 438-3242 (toll free) or (212) 528-7581 (collect). Requests for the Offer to Purchase may be directed to D.F. King & Co., Inc. at 28 Liberty Street, 53rd Floor, New York, New York 10005, (646) 690-9645 (for banks and brokers) or (800) 967-7510 (for all others), or by email (OKE@dfking.com). OpCo is making the Tender Offers only by, and pursuant to, the terms of the Offer to Purchase. None of OpCo, the Dealer Manager, or the Information and Tender Agent make any recommendation as to whether Holders should tender or refrain from tendering their Notes. Holders must consult their own investment and tax advisors and make their own decisions as to whether to tender their Notes and, if so, the principal amount of the Notes to tender. The Tender Offers are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of OpCo by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We operate as a holding company, and our operations are conducted through OpCo and its subsidiaries. We are a leading midstream operator that provides gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world.

ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma.

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK expects, believes or anticipates will or may occur in the future are forward-looking statements.

These forward-looking statements include, but are not limited to, statements regarding timing and consummation of the purchase of the Notes, risks and uncertainties related to the satisfaction of the conditions related to the purchase of the Notes. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that changes in ONEOK’s capital structure could have adverse effects on the market value of its securities; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; risks related to the impact of any economic downturn and any substantial decline in commodity prices; risks related to ONEOK’s ability to effectively manage our expanded operations following closing of recent acquisitions and other important factors that could cause actual results to differ materially from those projected.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

Contacts:

Investor Relations:

Megan Patterson

918-561-5325

ONEOKInvestorRelations@oneok.com

Media Relations:

Alicia Keenom

918-861-3749

Media@oneok.com

Source: ONEOK, Inc.